Exhibit p.4
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                      WELLINGTON MANAGEMENT CODE OF ETHICS

                               Personal Investing

                             Gifts and Entertainment

                               Outside Activities

                             Client Confidentiality
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                                                             [LOGO OF WELLINGTON
                                                                  MANAGEMENT](R)
October 1, 2008

WELLINGTON MANAGEMENT                                             CODE OF ETHICS

A MESSAGE FROM OUR CEO

Wellington Management's reputation is our most valuable asset, and it is built on trust - trust that we will always put our clients' interests first and that our actions will fully meet our obligations as fiduciaries for our clients.

Our personnel around the world play a critical role in ensuring that we continue to earn this trust. We must all adhere to the highest standards of professional and ethical conduct. We must be sensitive to situations that may give rise to an actual conflict or the appearance of a conflict with our clients' interests, or have the potential to cause damage to the firm's reputation. To this end, each of us must act with integrity, honesty, and dignity.

We must all remain vigilant in protecting the interests of our clients before our own, as reflected in our guiding principle: "client, firm, self." If our standards slip or our focus wanes, we risk the loss of everything we have worked so hard to build together over the years.

Please take the time to read this Code of Ethics, learn the rules, and determine what you need to do to comply with them and continue to build on our clients' trust and confidence in Wellington Management.

Sincerely,
/s/ Perry M. Traquina
Perry M. Traquina
President and Chief Executive Officer

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   "The reputation of a thousand years may be determined by the conduct of one hour."

                                                             - Ancient proverb
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                                        2

WELLINGTON MANAGEMENT                                             CODE OF ETHICS

TABLE OF CONTENTS

Standards of Conduct                                                         4

Who Is Subject to the Code of Ethics?                                        4

Personal Investing                                                           5

   Which Types of Investments and Related Activities Are Prohibited?         5

   Which Investment Accounts Must Be Reported?                               5

   What Are the Reporting Responsibilities for All Personnel?                7

   What Are the Preclearance Responsibilities for All Personnel?             8

   What Are the Additional Requirements for Investment Professionals?        9

Gifts and Entertainment                                                      10

Outside Activities                                                           11

Client Confidentiality                                                       12

How We Enforce Our Code of Ethics                                            12

Closing                                                                      12

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BEFORE YOU GET STARTED: ACCESSING THE CODE OF ETHICS SYSTEM
The Code of Ethics System is accessible through the Intranet under Applications. Please note that your User ID is your Wellington network ID (the same one you use to log on to your computer).
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                                        3

WELLINGTON MANAGEMENT                                             CODE OF ETHICS

STANDARDS OF CONDUCT
Our standards of conduct are straightforward and essential. Any transaction or activity that violates either of the standards of conduct below is prohibited, regardless of whether it meets the technical rules found elsewhere in the Code of Ethics.

1
WE ACT AS FIDUCIARIES TO OUR CLIENTS. Each of us must put our clients' interests above our own and must not take advantage of our management of clients' assets for our own benefit. Our firm's policies and procedures implement these principles with respect to our conduct of the firm's business. This Code of Ethics implements the same principles with respect to our personal conduct. The procedures set forth in the Code govern specific transactions, but each of us must be mindful at all times that our behavior, including our personal investing activity, must meet our fiduciary obligations to our clients.

2
WE ACT WITH INTEGRITY AND IN ACCORDANCE WITH BOTH THE LETTER AND THE SPIRIT OF THE LAW. Our business is highly regulated, and we are committed as a firm to compliance with those regulations. Each of us must also recognize our obligations as individuals to understand and obey the laws that apply to us in the conduct of our duties. They include laws and regulations that apply specifically to investment advisors, as well as more broadly applicable laws ranging from the prohibition against trading on material nonpublic information and other forms of market abuse to anticorruption statutes such as the US Foreign Corrupt Practices Act and the Council of Europe's Criminal Law Convention on Corruption. The firm provides training on their requirements. Each of us must take advantage of these resources to ensure that our own conduct complies with the law.

WHO IS SUBJECT TO THE CODE OF ETHICS?
Our Code of Ethics applies to all partners and employees of Wellington Management Company, LLP, and its affiliates around the world. Its restrictions on personal investing also apply to temporary personnel (including co-ops and interns) and consultants whose tenure with Wellington Management exceeds 90 days and who are deemed by our Chief Compliance Officer to have access to nonpublic investment research, client holdings, or trade information.

All Wellington Management personnel receive a copy of the Code of Ethics (and any amendments) and must certify, upon joining the firm and annually thereafter, that they have read and understood it and have complied with its requirements.

ADHERENCE TO THE CODE OF ETHICS IS A BASIC CONDITION OF EMPLOYMENT. FAILURE TO ADHERE TO OUR CODE OF ETHICS MAY RESULT IN DISCIPLINARY ACTION, INCLUDING TERMINATION OF EMPLOYMENT.

If you have any doubt as to the appropriateness of any activity, believe that you have violated the Code, or become aware of a violation of the Code by another individual, you should consult the Director of Regulatory Compliance, Chief Compliance Officer, General Counsel, or Chair of the Ethics Committee.

General questions regarding our Code of Ethics may be directed to the Code of Ethics Team via email at #CODE OF ETHICS TEAM or through the Code of Ethics hotline, 617-790-8330 (x68330).

WELLINGTON MANAGEMENT                                             CODE OF ETHICS

PERSONAL INVESTING
As fiduciaries, each of us must avoid taking personal advantage of our knowledge of investment activity in client accounts. Although our Code of Ethics sets out a number of specific restrictions on personal investing designed to reflect this principle, no set of rules can anticipate every situation. Each of us must adhere to the spirit, and not just the letter, of our Code in meeting this fiduciary obligation to our clients.

WHICH TYPES OF INVESTMENTS AND RELATED ACTIVITIES ARE PROHIBITED?
Our Code of Ethics prohibits the following personal investments and investment-related activities:
o Purchasing or selling the following:
  - Initial public offerings (IPOs) of any securities
  - Securities of an issuer being bought or sold on behalf of clients until one trading day after such buying or selling is completed or canceled
  - Securities of an issuer that is the subject of a new, changed, or reissued but unchanged action recommendation from a global industry research or fixed income credit analyst until two business days following issuance or reissuance of the recommendation
  - Securities of an issuer that is mentioned at the Morning Meeting until two business days following the meeting
  - Securities that are the subject of a firmwide restriction
  - Single-stock futures
  - Options with an expiration date that is within 60 calendar days of the transaction date
  - HOLDRS (HOLding Company Depositary ReceiptS)
  - Securities of broker/dealers (or their affiliates) that the firm has approved for execution of client trades
  - Securities of any securities market or exchange on which the firm trades on behalf of clients
o Taking a profit from any trading activity within a 60 calendar day window (see box for more detail)
o Using a derivative instrument to circumvent a restriction in the Code of Ethics

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SHORT-TERM TRADING
You are prohibited from profiting from the purchase and sale (or sale and purchase) of the same or equivalent securities within 60 calendar days. For example, if you buy shares of stock (or options on such shares) and then sell those shares within 60 days at a profit, an exception will be identified and any gain from the transactions must be surrendered. Gains are calculated based on a last in, first out (LIFO) method for purposes of this restriction. This short-term trading rule does not apply to securities exempt from the Code's preclearance requirements.
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WHICH INVESTMENT ACCOUNTS MUST BE REPORTED?
You are required to report any investment account over which you exercise investment discretion or from which any of the following individuals enjoy economic benefits: (i) your spouse, domestic partner, or minor children, and
(ii) any other dependents living in your household, and that holds or is capable of holding any of the following covered investments:
o Shares of stocks, ADRs, or other equity securities (including any security convertible into equity securities)
o Bonds or notes (other than sovereign government bonds issued by Canada, France, Germany, Italy, Japan, the United Kingdom, or the United States, as well as bankers' acceptances, CDs, commercial paper, and high-quality, short-term debt instruments)

WELLINGTON MANAGEMENT                                             CODE OF ETHICS

o Interest in a variable annuity product in which the underlying assets are held in a subaccount managed by Wellington Management
o Shares of exchange-traded funds (ETFs)
o Shares of closed-end funds
o Options on securities
o Securities futures
o Interest in private placement securities (other than Wellington Management Sponsored Products)
o Shares of funds managed by Wellington Management (other than money market funds)

Please see APPENDIX A for a detailed summary of reporting requirements by security type.

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WEB RESOURCE: WELLINGTON-MANAGED FUND LIST
An up-to-date list of funds managed by Wellington Management is available through the Code of Ethics System under Documents. Please note that any transactions in Wellington-Managed funds must comply with the funds' rules on short-term trading of fund shares.
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For purposes of the Code of Ethics, these investment accounts are referred to as reportable accounts. Examples of common account types include brokerage accounts, retirement accounts, employee stock compensation plans, and transfer agent accounts. Reportable accounts also include those from which you or an immediate family member may benefit indirectly, such as a family trust or family partnership, and accounts in which you have a joint ownership interest, such as a joint brokerage account.

Please contact the Code of Ethics Team for guidance if you hold any securities in physical certificate form.

STILL NOT SURE? CONTACT US
If you are not sure if a particular account is required to be reported, contact the Code of Ethics Team by email at #CODE OF ETHICS TEAM or through the Code of Ethics hotline, 617-790-8330 (x68330).

ACCOUNTS NOT REQUIRING REPORTING
You do not need to report the following accounts via the Code of Ethics System since the administrator will provide the Code of Ethics Team with access to relevant holdings and transaction information:
o Accounts maintained within the Wellington Retirement and Pension Plan or similar firm-sponsored retirement or benefit plans identified by the Ethics Committee
o Accounts maintained directly with Wellington Trust Company or other Wellington Management Sponsored Products

Although these accounts do not need to be reported, your investment activities in these accounts must comply with the standards of conduct embodied in our Code of Ethics.

MANAGED ACCOUNT EXEMPTIONS
An account from which you or immediate family members could benefit financially, but over which neither you nor they have any investment discretion or influence (a managed account), may be exempted from the Code of Ethics' personal investing requirements upon written request and approval. An example of a managed account would be a professionally advised account about

WELLINGTON MANAGEMENT                                             CODE OF ETHICS

which you will not be consulted or have any input on specific transactions placed by the investment manager prior to their execution. To request a managed account exemption, you must complete a Managed Account Letter (available online via the Code of Ethics System) and return it the Code of Ethics Team.

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WEB RESOURCE: MANAGED ACCOUNT LETTER
To request a managed account exemption, complete the Managed Account Letter available through the Code of Ethics System under Documents.
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WHAT ARE THE REPORTING RESPONSIBILITIES FOR ALL PERSONNEL?

Initial and Annual Holdings Reports
You must disclose all reportable accounts and all covered investments you hold within 10 calendar days after you begin employment at or association with Wellington Management. You will be required to review and update your holdings and securities account information annually thereafter.

For initial holdings reports, holdings information must be current as of a date no more than 45 days prior to the date you became covered by the Code of Ethics. Please note that you cannot make personal trades until you have filed an initial holdings report via the Code of Ethics System on the Intranet.

For subsequent annual reports, holdings information must be current as of a date no more than 45 days prior to the date the report is submitted. Please note that your annual holdings report must account for both volitional and non-volitional transactions.

At the time you file your initial and annual reports, you will be asked to confirm that you have read and understood the Code of Ethics and any amendments.

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NON-VOLITIONAL TRANSACTIONS INCLUDE:
o Investments made through automatic dividend reinvestment or rebalancing plans and stock purchase plan acquisitions
o Transactions that result from corporate actions applicable to all similar security holders (such as splits, tender offers, mergers, and stock dividends)
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Duplicate Statements and Trade Confirmations
For each of your reportable accounts, you are required to provide duplicate statements and duplicate trade confirmations to Wellington Management. To arrange for the delivery of duplicate statements and trade confirmations, please contact the Code of Ethics Team for the appropriate form. Return the completed form to the Code of Ethics Team, which will submit it to the brokerage firm on your behalf. If the brokerage firm or other firm from which you currently receive statements is not able to send statements and confirmations directly to Wellington Management, you will be required to submit copies promptly after you receive them, unless you receive an exemption from this requirement under the procedures outlined on page 9.

WELLINGTON MANAGEMENT                                             CODE OF ETHICS

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WEB RESOURCE: HOW TO FILE REPORTS ON THE CODE OF ETHICS SYSTEM
Required reports must be filed electronically via the Code of Ethics System. Please see the Code of Ethics System's homepage for more details.
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Quarterly Transactions Reports
You must submit a quarterly transaction report no later than 30 calendar days after quarter-end via the Code of Ethics System on the Intranet, even if you did not make any personal trades during that quarter. In the reports, you must either confirm that you did not make any personal trades (except for those resulting from non-volitional events) or provide information regarding all volitional transactions in covered investments.

WHAT ARE THE PRECLEARANCE RESPONSIBILITIES FOR ALL PERSONNEL?

Preclearance of Publicly Traded Securities
You must receive clearance before buying or selling stocks, bonds, options, and most other publicly traded securities in any reportable account. A full list of the categories of publicly traded securities requiring preclearance, and of certain exceptions to this requirement, is included in APPENDIX A. Transactions in accounts that are not reportable accounts do not require preclearance or reporting.

Preclearance requests must be submitted online via the Code of Ethics System, which is accessible through the Intranet. If clearance is granted, the approval will be effective for a period of 24 hours. If you preclear a transaction and then place a limit order with your broker, that limit order must either be executed or expire at the end of the 24-hour period. If you want to execute the order after the 24-hour period expires, you must resubmit your preclearance request.

If you have questions regarding the preclearance requirements, please refer to the FAQs available on the Code of Ethics System or contact the Code of Ethics Team.

Please note that preclearance approval does not alter your responsibility to ensure that each personal securities transaction complies with the general standards of conduct, the reporting requirements, the restrictions on short-term trading, or the special rules for investment professionals set out in our Code of Ethics.

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WEB RESOURCE: HOW TO FILE A PRECLEARANCE REQUEST
Preclearance must be obtained using the Code of Ethics System. Once the necessary information is submitted, your preclearance request will be approved or denied within seconds.
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Caution on Short Sales, Margin Transactions, and Options
You may engage in short sales and margin transactions and may purchase or sell options provided you receive preclearance and meet all other applicable requirements under our Code of Ethics (including the additional rules for investment professionals described on page 8). Please note, however, that these types of transactions can have unintended consequences. For example, any sale by your broker to cover a margin call or a short position will be in violation of the Code unless precleared. Likewise, any volitional sale of securities acquired at the expiration of a long call option will be in violation of the Code unless precleared. You are responsible for ensuring any subsequent volitional actions relating to these types of transactions meet the requirements of the Code.

WELLINGTON MANAGEMENT                                             CODE OF ETHICS

Preclearance of Private Placement Securities

You cannot invest in securities offered to potential investors in a private placement without first obtaining prior approval. Approval may be granted after a review of the facts and circumstances, including whether:
o an investment in the securities is likely to result in future conflicts with client accounts (e.g., upon a future public offering), and
o you are being offered the opportunity due to your employment at or association with Wellington Management.

If you have questions regarding whether an investment would be deemed a private placement security under the Code, please refer to the FAQs about private placements available on the Code of Ethics System, or contact the Code of Ethics Team.

To request approval, you must submit a Private Placement Approval Form (available online via the Code of Ethics System) to the Code of Ethics Team. Investments in our own privately offered investment vehicles (our Sponsored Products), including collective investment funds and common trust funds maintained by Wellington Trust Company, NA, our hedge funds, and our non-US domiciled funds (Wellington Management Portfolios), have been approved under the Code and therefore do not require the submission of a Private Placement Approval Form.

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WEB RESOURCE: PRIVATE PLACEMENT APPROVAL FORM
To request approval for a private placement, complete the Private Placement Approval Form available through the Code of Ethics System under Documents.
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REQUESTS FOR EXCEPTIONS TO PRECLEARANCE DENIAL, OTHER TRADING RESTRICTIONS, AND
CERTAIN REPORTING REQUIREMENTS
The Chief Compliance Officer may grant an exception from preclearance, other trading restrictions, and certain reporting requirements on a case-by-case basis if it is determined that the proposed conduct involves no opportunity for abuse and does not conflict with client interests. Exceptions are expected to be rare. If you wish to seek an exception to these restrictions, you must submit a written request to the Code of Ethics Team describing the nature of the exception and the reason(s) it is being sought.

WHAT ARE THE ADDITIONAL REQUIREMENTS FOR INVESTMENT PROFESSIONALS?
If you are a portfolio manager, research analyst, or other investment professional who has portfolio management responsibilities for a client account (e.g., designated portfolio managers, backup portfolio managers, investment team members), or who otherwise has direct authority to make decisions to buy or sell securities in a client account (referred to here as an investment professional), you are required to adhere to additional rules and restrictions on your personal securities transactions. However, as no set of rules can anticipate every situation, you must remember to place our clients' interests first whenever you transact in securities that are also held in client accounts you manage.
o INVESTMENT PROFESSIONAL BLACKOUT PERIODS - You cannot buy or sell a security for a period of seven calendar days before or after any transaction in the same issuer by a client account for which you serve as an investment professional. If you anticipate receiving a cash flow or redemption request in a client portfolio that will result in the purchase or sale of securities that you also hold in your personal account, you should take care to avoid transactions in those

WELLINGTON MANAGEMENT                                             CODE OF ETHICS

  securities in your personal account in the days leading up to the client transactions. However, unanticipated cash flows and redemptions in client accounts and unexpected market events do occur from time to time, and a personal trade made in the prior seven days should never prevent you from buying or selling a security in a client account if the trade would be in the client's best interest. If you find yourself in that situation and need to buy or sell a security in a client account within the seven calendar days following your personal transaction in a security of the same issuer, you should attempt to notify the Code of Ethics Team (by email at #CODE OF ETHICS TEAM or through the Code of Ethics hotline, 617-790-8330 [x68330]) or your local Compliance Officer in advance of placing the trade. If you are unable to reach any of those individuals and the trade is time sensitive, you should proceed with the client trade and notify the Code of Ethics Team promptly after submitting it.
o SHORT SALES BY AN INVESTMENT PROFESSIONAL - An investment professional may not personally take a short position in a security of an issuer in which he or she holds a long position in a client account.

GIFTS AND ENTERTAINMENT
Our guiding principle of "client, firm, self" also governs the receipt of gifts and entertainment from clients, consultants, brokers, vendors, companies in which we may invest, and others with whom the firm does business. As fiduciaries to our clients, we must always place our clients' interests first and cannot allow gifts or entertainment opportunities to influence the actions we take on behalf of our clients. In keeping with this standard, you must follow several specific requirements:

Accepting Gifts - You may only accept gifts of nominal value, which include promotional items, flower arrangements, gift baskets, and food, as well as other gifts with an approximate value of less than US$100 or the local equivalent. You may not accept a gift of cash, including a cash equivalent such as a gift certificate or a security, regardless of the amount. If you receive a gift that violates the Code, you must return the gift or consult with the Chief Compliance Officer to determine appropriate action under the circumstances.

Accepting Entertainment Opportunities - The firm recognizes that participation in entertainment opportunities with representatives from organizations with which the firm does business, such as consultants, brokers, vendors, and companies in which we may invest, can help to further legitimate business interests. However, participation in such entertainment opportunities should be infrequent, and you may participate only if:

1
a representative of the hosting organization is present,

2
the primary purpose of the event is to discuss business or to build a business relationship, and

3
the opportunity meets the additional requirements below.

Lodging and Air Travel - You may not accept a gift of lodging or air travel in connection with any entertainment opportunity. If you participate in an entertainment opportunity for which lodging or

WELLINGTON MANAGEMENT                                             CODE OF ETHICS

air travel is paid for by the host, you must reimburse the host for the equivalent cost, as determined by Wellington Management's travel manager.

Additional Reimbursement Requirements - You must receive prior approval from your business manager and reimburse the host for the full face value of any entertainment ticket(s) if:
o the entertainment opportunity requires a ticket with a face value of more than US$200 or the local equivalent, or is a high-profile event (e.g., a major sporting event),
o you wish to accept more than one ticket, or
o the host has invited numerous Wellington Management representatives.

Business managers must clear their own participation under the circumstances described above with the Chief Compliance Officer or Chair of the Ethics Committee.

Please note that even if you pay for the full face value of a ticket, you may attend the event only if the host is present. Whenever possible, you should arrange for any required reimbursement prior to attending an entertainment event.

Soliciting Gifts, Entertainment Opportunities, or Contributions - In your capacity as a partner or employee of the firm, you may not solicit gifts, entertainment opportunities, or charitable or political contributions for yourself, or on behalf of clients, prospects, or others, from brokers, vendors, clients, or consultants with whom the firm conducts business or from companies in which the firm may invest.

Sourcing Entertainment Opportunities - You may not request tickets to entertainment events from the firm's Trading department or any other Wellington Management department, partner, or employee, nor from any broker, vendor, company in which we may invest, or other organization with which the firm conducts business.

OUTSIDE ACTIVITIES
While the firm recognizes that you may engage in business or charitable activities in your personal time, you must take steps to avoid conflicts of interest between your private interests and our clients' interests. As a result, all significant outside business or charitable activities (e.g., directorships or officerships) must be approved by your business manager and by the Chief Compliance Officer, General Counsel, or Chair of the Ethics Committee prior to the acceptance of such a position (or if you are new, upon joining the firm). Approval will be granted only if it is determined that the activity does not present a significant conflict of interest. Directorships in public companies (or companies reasonably expected to become public companies) will generally not be authorized, while service with charitable organizations generally will be permitted.

Officers of the firm can only seek additional employment outside of Wellington Management with the prior written approval of the Human Resources department. All new employees are required to disclose any outside employment to the Human Resources department upon joining the firm.

WELLINGTON MANAGEMENT                                             CODE OF ETHICS

CLIENT CONFIDENTIALITY
Any nonpublic information concerning our clients that you acquire in connection with your employment at the firm is confidential. This includes information regarding actual or contemplated investment decisions, portfolio composition, research recommendations, and client interests. You should not discuss client business, including the existence of a client relationship, with outsiders unless it is a necessary part of your job responsibilities.

HOW WE ENFORCE OUR CODE OF ETHICS
Global Compliance is responsible for monitoring compliance with the Code of Ethics. Members of Global Compliance will periodically request certifications and review holdings and transaction reports for potential violations. They may also request additional information or reports.

It is our collective responsibility to uphold the Code of Ethics. In addition to the formal reporting requirements described in this Code of Ethics, you have a responsibility to report any violations of the Code. If you have any doubt as to the appropriateness of any activity, believe that you have violated the Code, or become aware of a violation of the Code by another individual, you should consult the Director of Regulatory Compliance, Chief Compliance Officer, General Counsel, or Chair of the Ethics Committee.

Potential violations of the Code of Ethics will be investigated and considered by representatives of Global Compliance, Legal Services, and/or the Ethics Committee. All violations of the Code of Ethics will be reported to the Chief Compliance Officer. Violations are taken seriously and may result in sanctions or other consequences, including:
o a warning
o referral to your business manager, senior management, and/or the Managing Partners
o reversal of a trade or the return of a gift
o disgorgement of profits or of the value of a gift
o a limitation or restriction on personal investing
o a fine
o termination of employment
o referral to civil or criminal authorities

If you become aware of any potential conflicts of interest that you believe are not addressed by our Code of Ethics or other policies, please contact the Chief Compliance Officer, the General Counsel, or the Director of Regulatory Compliance.

CLOSING
As a firm, we seek excellence in the people we employ, the products and services we offer, the way we meet our ethical and fiduciary responsibilities, and the working environment we create for ourselves. Our Code of Ethics embodies that commitment. Accordingly, each of us must take care that our actions fully meet the high standards of conduct and professional behavior we have adopted. Most importantly, we must all remember "client, firm, self" is our most fundamental guiding principle.

WELLINGTON MANAGEMENT                                             CODE OF ETHICS

APPENDIX A - PART 1
NO PRECLEARANCE OR REPORTING REQUIRED:
o Open-end investment funds not managed by Wellington Management(1)
o Interests in a variable annuity product in which the underlying assets are held in a fund not managed by Wellington Management
o Direct obligations of the US government (including obligations issued by GNMA and PEFCO) or the governments of Canada, France, Germany, Italy, Japan, or the United Kingdom
o Cash
o Money market instruments or other short-term debt instruments rated P-1 or P-2, A-1 or A-2, or their equivalents(2)
o Bankers' acceptances, CDs, commercial paper
o Wellington Trust Company Pools
o Wellington Sponsored Hedge Funds
o Securities futures and options on direct obligations of the US government or the governments of Canada, France, Germany, Italy, Japan, or the United Kingdom, and associated derivatives
o Options, forwards, and futures on commodities and foreign exchange, and associated derivatives
o Transactions in approved managed accounts

REPORTING OF SECURITIES TRANSACTIONS REQUIRED (NO NEED TO PRECLEAR AND NOT SUBJECT TO THE 60-DAY HOLDING PERIOD):
o Open-end investment funds managed by Wellington Management(1) (other than money market funds)
o Interests in a variable annuity or insurance product in which the underlying assets are held in a fund managed by Wellington Management
o Futures and options on securities indices
o ETFs listed in APPENDIX A - PART 2 and derivatives on these securities
o Gifts of securities to you or a reportable account
o Gifts of securities from you or a reportable account
o Non-volitional transactions (splits, tender offers, mergers, stock dividends, dividend reinvestments, etc.)

PRECLEARANCE AND REPORTING OF SECURITIES TRANSACTIONS REQUIRED:
o Bonds and notes (other than direct obligations of the US government or the governments of Canada, France, Germany, Italy, Japan, or the United Kingdom, as well as bankers' acceptances, CDs, commercial paper, and high-quality, short-term debt instruments)
o Stock (common and preferred) or other equity securities, including any security convertible into equity securities
o Closed-end funds
o ETFs not listed in APPENDIX A - PART 2
o American Depositary Receipts
o Options on securities (but not their non-volitional exercise or expiration)
o Warrants
o Rights
o Unit investment trusts

WELLINGTON MANAGEMENT                                             CODE OF ETHICS

PROHIBITED INVESTMENTS AND ACTIVITIES:
o Initial public offerings (IPOs) of any securities
o HOLDRS (HOLding Company Depositary ReceiptS)
o Single-stock futures(1)
o Options expiring within 60 days of purchase
o Securities being bought or sold on behalf of clients until one trading day after such buying or selling is completed or canceled
o Securities of an issuer that is the subject of a new, changed, or reissued but unchanged action recommendation from a global industry research or fixed income credit analyst until two business days following issuance or reissuance of the recommendation
o Securities of an issuer that is mentioned at the Morning Meeting until two business days following the meeting
o Securities on the firmwide restricted list
o Profiting from any short-term (i.e., within 60 days) trading activity
o Securities of broker/dealers or their affiliates with which the firm conducts business
o Securities of any securities market or exchange on which the firm trades
o Using a derivative instrument to circumvent the requirements of the Code of Ethics

----------------------------------
This appendix is current as of October 1, 2008, and may be amended at the discretion of the Ethics Committee.
(1) A list of funds advised or subadvised by Wellington Management ("Wellington-Managed Funds") is available online via the Code of Ethics System. However, you remain responsible for confirming whether any particular investment represents a Wellington-Managed Fund.
(2) If the instrument is unrated, it must be of equivalent duration and comparable quality.

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WELLINGTON MANAGEMENT                                             CODE OF ETHICS

APPENDIX A - PART 2
ETFs APPROVED FOR PERSONAL TRADING WITHOUT PRECLEARANCE (BUT REQUIRING
REPORTING)

This is a partial list. The complete and up-to-date list is available on the Code of Ethics System on the Intranet.

TICKER           NAME
UNITED STATES
AGG              iShares Lehman AGG BOND FUND
BND              Vanguard TOTAL BOND MARKET
COW              iPath DJ-AIG Livestock TR Sub-Index
DBA              Powershares DB Agriculture Fund
DBB              Powershares DB Base Metals Fund
DBC              Powershares DB Commodity Index
DBE              Powershares DB Energy Fund
DBO              Powershares DB Oil Fund
DBP              Powershares DB Precious Metals Fund
DBV              Powershares DB G10 Currency Harvest Fund
DIA              DIAMONDS Trust SERIES I
DVY              iShares DJ Select Dividend
EEB              Claymore/BNY BRIC ETF
EEM              iShares MSCI EMERGING MKT IN
EFA              iShares MSCI EAFE INDEX FUND
EFG              iShares MSCI EAFE GROWTH INX
EFV              iShares MSCI EAFE VALUE INX
EPP              iShares MSCI PACIFIC EX JPN
EWA              iShares MSCI AUSTRALIA INDEX
EWC              iShares MSCI CANADA
EWG              iShares MSCI GERMANY INDEX
EWH              iShares MSCI HONG KONG INDEX
EWJ              iShares MSCI JAPAN INDEX FD
EWM              iShares MSCI MALAYSIA
EWS              iShares MSCI SINGAPORE
EWT              iShares MSCI TAIWAN INDEX FD
EWU              iShares MSCI UNITED KINGDOM
EWY              iShares MSCI SOUTH KOREA IND
EZU              iShares MSCI EMU
FXA              Australian Dollar
FXB              British Pound
FXC              Canadian Dollar
FXE              Euro
FXF              Swiss Franc
FXI              iShares FTSE/XINHUA CHINA 25
FXM              Mexican Peso
FXS              Swedish Krona
FXY              Japanese Yen
GAZ              iPath DJ-AIG Natural Gas TR Sub-Index
GDX              Market Vectors GOLD MINERS

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WELLINGTON MANAGEMENT                                             CODE OF ETHICS

GLD              StreetTRACKS Gold Fund
IBB              iShares NASDAQ BIOTECH INDX
ICF              iShares COHEN & STEERS RLTY
IEF              iShares Lehman 7-10YR TREAS
IEV              iShares S&P EUROPE 350
IGE              iShares GOLDMAN SACHS NAT RE
IJH              iShares S&P Midcap 400
IJJ              iShares S&P Midcap 400/VALUE
IJK              iShares S&P Midcap 400/GRWTH
IJR              iShares S&P SmallCap 600
IJS              iShares S&P SmallCap 600/VAL
IJT              iShares S&P SmallCap 600/GRO
IOO              iShares S&P GLOBAL 100
IVE              iShares S&P 500 VALUE INDEX
IVV              iShares S&P 500 INDEX FUND
IVW              iShares S&P 500 GROWTH INDEX
IWB              iShares Russell 1000 INDEX
IWD              iShares Russell 1000 VALUE
IWF              iShares Russell 1000 GROWTH
IWM              iShares Russell 2000
IWN              iShares Russell 2000 VALUE
IWO              iShares Russell 2000 GROWTH
IWP              iShares Russell Midcap GRWTH
IWR              iShares Russell Midcap INDEX
IWS              iShares Russell Midcap VALUE
IWV              iShares Russell 3000 INDEX
IXC              iShares S&P GLBL ENERGY SECT
IYR              iShares DJ US REAL ESTATE
IYW              iShares DJ US TECHNOLOGY SEC
JJA              iPath DJ-AIG Agriculture TR Sub-Index
JJC              iPath DJ-AIG Copper TR Sub-Index
JJE              iPath DJ-AIG Energy TR Sub-Index
JJG              iPath DJ-AIG Grains TR Sub-Index
JJM              iPath DJ-AIG Industrial Metals TR Sub-Index
JJN              iPath DJ-AIG Nickel TR Sub-Index
LQD              iShares GS$ INVESTOP CORP BD
MDY              Midcap SPDR Trust SERIES 1
MOO              MARKET VECTORS AGRIBUSINESS
OEF              iShares S&P 100 INDEX FUND
PBW              PowerSharesWILDERH CLEAN EN
PHO              PowerSharesGLOBAL WATER PT
QID              UltraShort QQQ ProShares
QLD              Ultra QQQ ProShares
QQQQ             POWERSHARES QQQ
RSP              Rydex S&P EQUAL WEIGHT ETF
RSX              Market Vectors RUSSIA ETF
RWR              DJ Wilshire REIT ETF

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WELLINGTON MANAGEMENT                                             CODE OF ETHICS

RWX              SPDR DJ WILS INTL RE
SDS              UltraShort S&P500 ProShares
SHY              iShares Lehman 1-3YR TRS BD
SKF              UltraShort FINANCIALS ProShares
SLV              iShares Silver Trust
SPY              SPDR Trust SERIES 1
SSO              Ultra S&P500 ProShares
TIP              iShares Lehman TRES INF PR S
TLT              iShares Lehman 20+ YR TREAS
TBT              UltraShort Lehman 20+ Year Treasury ProShares
TWM              UltraShort Russell2000 ProShares
UDN              Powershares DB US Dollar Bearish Fund
UGA              United States Gasoline Fund
UHN              United States Heating Oil Fund
UNG              United States Natural Gas Fund
USO              United States Oil Fund
UUP              Powershares DB US Dollar Bullish Fund
UWM              Ultra Russell2000 ProShares
UYG              Ultra FINANCIALS ProShares
VB               Vanguard SMALL-CAP ETF
VBK              Vanguard SMALL-CAP GROWTH ETF
VBR              Vanguard SMALL-CAP VALUE ETF
VEA              Vanguard EUROPE PACIFIC ETF
VEU              Vanguard FTSE ALL-WORLD EX-U
VGK              Vanguard EUROPEAN ETF
VNQ              Vanguard REIT ETF
VO               Vanguard MID-CAP ETF
VPL              Vanguard PACIFIC ETF
VTI              Vanguard TOTAL STOCK MKT ETF
VTV              Vanguard VALUE ETF
VUG              Vanguard GROWTH ETF
VV               Vanguard LARGE-CAP ETF
VWO              Vanguard EMERGING MARKET ETF
XLB              MATERIALS Select SECTOR SPDR
XLE              ENERGY Select SECTOR SPDR
XLF              FINANCIAL Select SECTOR SPDR
XLI              INDUSTRIAL Select SECT SPDR
XLK              TECHNOLOGY Select SECT SPDR
XLP              CONSUMER STAPLES SPDR
XLU              UTILITIES Select SECTOR SPDR
XLV              HEALTH CARE Select SECTOR
XLY              CONSUMER DISCRETIONARY Select SPDR

ENGLAND
EUN LN           iShares DJ STOXX 50
IEEM LN          iShares MSCI EMERGING MKTS
IJPN LN          iShares MSCI JAPAN FUND

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WELLINGTON MANAGEMENT                                             CODE OF ETHICS

ISF LN           iShares PLC-ISHARES FTSE 100
IUSA LN          iShares S&P 500 INDEX FUND
IWRD LN          iShares MSCI WORLD

HONG KONG
2800 HK          TRACKER FUND OF HONG KONG
2821 HK          ABF PAN ASIA BOND INDEX FUND
2823 HK          iShares A50 CHINA TRACKER
2828 HK          HANG SENG H-SHARE IDX ETF
2833 HK          HANG SENG INDEX ETF

JAPAN
1305 JP          DAIWA ETF - TOPIX
1306 JP          NOMURA ETF - TOPIX
1308 JP          NIKKO ETF - TOPIX
1320 JP          DAIWA ETF - NIKKEI 225
1321 JP          NOMURA ETF - NIKKEI 225
1330 JP          NIKKO ETF - 225

----------------------------------
This appendix is current as of October 1, 2008, and may be amended at the discretion of the Ethics Committee.

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